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                           THIRD AMENDMENT TO SUBLEASE

         THIS THIRD AMENDMENT TO SUBLEASE (this "Amendment") is made as of March 8, 2004 by and between 17th LUDLOW PROPERTY, L.L.C., a Delaware limited liability company (the "Landlord") having an office at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071 and eResearchTechnology, Inc., a Delaware Corporation (the "Tenant") having an office at 30 South 17th Street, Philadelphia, PA 19103.

                                   Background
                                   ----------

         A.       Reference is made to:

                  (a) that certain Lease Agreement dated June 13, 1973 (the "Prime Lease") between Paul F. Hellmuth, Gordon E. Emerson, Jr., Robert C. Elder and John M. Hines as Trustees for Middle City Trust (the "Prime Landlord"), as landlord, and Raytheon Engineers and Constructors, Inc. ("Raytheon"), as tenant, for certain premises in the office building located at 30 South 17th Street, Philadelphia, Pennsylvania and commonly known as United Plaza (the "Building"), as amended;

                  (b) that certain Sublease Agreement dated as of June 24, 1998 (the "Original Sublease") by and between Raytheon, as sublandlord, and Premier Research Worldwide, Ltd. ("Premier"), as subtenant, for a portion of Raytheon's leased premises consisting of the eighth and ninth floors of the Building;

                  (c) that certain Asset Assignment and Transfer Agreement dated as of January 1, 2000 (the "Assignment") between Premier, as assignor, and eResearchTechnology, Inc., whose name was later changed to eRT Operating Company ("eRT"), as assignee, assigning, inter alia, Tenant's interest in the Original Sublease to eRT;

                  (d) that certain letter agreement regarding recognition and attornment dated as of October 29, 2001 (the "Letter Agreement") between eRT and Landlord (successor in interest, as current owner of the Building, to the original Prime Landlord), pursuant to which, among other things, the Original Sublease became a direct lease between Landlord and eRT and was amended whereby eRT surrendered to Landlord the ninth floor of the Building and leased directly from Landlord the eighth floor of the Building (the eighth floor of the Building being herein referred to as the "Subleased Premises"), under the terms and conditions set forth in the Original Sublease and incorporated provisions of the Prime Lease, as amended by the Letter Agreement;

                  (e) those corporate certain name changes whereby Premier's name was changed to PRWW Limited and then changed again (after the name of the original eResearchTechnology, Inc. was changed to eRT Operating Company), to eResearchTechnology, Inc.;






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                  (f) that certain merger on December 31, 2001 whereby
eResearchTechnology, Inc. acquired all the stock of eRT, and thereby became eRT's successor in interest in the Amended Sublease, and became the current Tenant; and

                  (g) that certain Amendment to Sublease dated September 23, 2003 between Landlord and Tenant as modified by Letter Extension of Written Waiver Deadline dated December 23, 2003 (said Amendment and Letter Extension being collectively referred to as the "Second Amendment," and the Original Sublease, the incorporated provisions of the Prime Lease, the Letter Agreement and the Second Amendment being herein referred to collectively as the "Amended Sublease").

         B. Landlord and Tenant desire to further modify the Amended Sublease to add additional space, and to make certain other changes, on the terms and conditions set forth in this Amendment.

                                    Agreement
                                    ---------

         NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, Landlord and Tenant agree as follows:

         1. Definitions. Capitalized terms appearing in this Amendment and not otherwise defined shall have the respective meanings given to those terms in the Amended Sublease. Effective upon execution and delivery of this Amendment, all references to the "Sublease" shall mean the Amended Sublease as amended by this Amendment.

         2. Lower Level Space. Landlord hereby demises to Tenant 9,113 square feet of additional space in the basement of the Building, in the area shown on
Exhibit 2004-1 attached to and made a part of this Amendment (the "Lower Level Space"), effective as of May 1, 2004 (the "Delivery Date"). As of the Delivery Date, references in the Sublease to "Subleased Premises" shall include the Lower Level Space, except that the square footage of the Lower Level Space shall not be included in the calculation of Subtenant's Proportionate Share.

         3. Base Rent Schedule. The Base Rent Schedule for the Lower Level Space shall be as follows:

         Lease           Monthly               Annualized             Base Rent
         Year            Base Rent             Base Rent              Rate (PSF)
         ----            ---------             -------------          ----------
          1              $12,537.97            $150,455.64            $16.51
          2              $12,917.68            $155,012.16            $17.01
          3              $13,297.39            $159,568.68            $17.51
          4              $13,677.09            $164,125.08            $18.01
Beginning of
Lease Year 5 to
8/30/2008                $14,056.80                                   $18.51




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For purposes of calculating Base Rent for the Lower Level Space, Lease Year 1
shall begin on the Delivery Date of the Lower Level Space and shall end on the last day of the calendar month preceding the first anniversary of the Delivery Date.

         4. Improvements. Landlord shall prepare the Lower Level Space for Tenant's occupancy in accordance with the Plan attached to and made a part of this Amendment as Exhibit 2004-2 (the "Lower Level Space Plan"). The work required to prepare the Lower Level Space in accordance with the Lower Level Space Plan is referred to as the "Lower Level Work." The cost of the Lower Level Work includes plans, design, engineering and other fees as well as hard costs of construction and Landlord's administrative supervisory fee. Landlord shall pay the cost of the Lower Level Work up to a maximum of One Hundred Fifty Thousand Dollars ($150,000) (the "Lower Level Allowance"). All costs of the Lower Level Work in excess of the Lower Level Allowance shall be paid by Tenant within fifteen (15) days after Landlord's invoice. Except for the work set forth in the Lower Level Space Plan, the Lower Level Space shall be delivered to Tenant "as is, where is" on the Delivery Date.

         5. Electricity Charges. Tenant shall pay as additional rent all charges for electricity consumed in the Lower Level Space, as measured by a submeter of the Lower Level Space to be installed as part of the Lower Level Work.

         6. Modification of Second Amendment. Paragraph 6 of the Second Amendment is hereby amended to delete the words "At the beginning of the Extension Period, from the first sentence, so that the Renovation Allowance referenced therein shall be made available, subject to the other terms and conditions set forth in Paragraph 6 of the Second Amendment, after the execution and delivery of this Amendment.

         7. General Provisions.

            (a) Warranty. Both Landlord and Tenant warrant that the persons signing this Amendment on their behalf are authorized to bind Landlord or Tenant, as applicable.

            (b) Ratification. The Amended Sublease remains in full force and effect, unmodified except as expressly amended in this Amendment. If any covenant or condition of this Amendment conflicts with the Amended Sublease, this Amendment shall govern to the extent of the conflict.

            (c) Entire Agreement; Amendments. The Amended Sublease and this Amendment together constitute the entire agreement of the parties with respect to the Subleased Premises and supersede all prior verbal and written communications. The Sublease may not be further modified or amended unless the modification is in writing and signed by the party against whom enforcement is sought.



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            (d) Captions. Paragraph headings are used herein solely for reference purposes and are not to be construed as part of this Amendment.

            (e) Counterparts. This Amendment may be executed in counterpart copies, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

            (f) No Broker. Each of Landlord and Tenant represent and warrant to the other that no broker has been involved in the transaction memorialized by this Amendment except for Geis Realty Group, Inc., whose fees shall be paid by Landlord pursuant to a separate written instrument between Landlord and Geis Realty Group, Inc. Each party shall indemnify the other against any breach of this representation and warranty by the indemnifying party.

         IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as a sealed instrument as of the day and year first above written.

                                            17th LUDLOW PROPERTY, L.L.C.,
                                            a Delaware limited liability company

                                            By: OAKTREE CAPITAL MANAGEMENT, LLC,
                                                its Manager
WITNESS OR ATTEST

_______________________________________     By: Greg Geiger
                                               ----------------------------
                                               Name:  Greg Geiger
                                               Title: Managing Director

                                            By: Mark Jacobs
                                                ---------------------------
                                                Name:  Mark Jacobs
                                                Title: Vice President

WITNESS OR ATTEST                           eRESEARCHTECHNOLOGY, Inc.


     Anna Marie Pagliaccetti                By: Bruce Johnson
-----------------------------------             -----------------------------
                                                Name:  Bruce Johnson
                                                Title: Sr. V.P. and CFO












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